SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of report (Date of Earliest Event Reported): September 18, 2002

                               BE AEROSPACE, INC.
               (Exact name of registrant as specified in charter)


DELAWARE                         0-18348                         06-1209796
(State or other          (Commission File Number)             (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)


1400 Corporate Center Way, Wellington, Florida                      33414
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (561) 791-5000


                         Exhibit Index Appears on page 4

Item 5.  Other Events.

         BE Aerospace, Inc. issued the press release attached hereto on September 18, 2002. The title, the first, the second (consisting of bullet points immediately following the heading "Highlights"), excluding the third and fourth bullets, fifth through twenty-second, excluding the last sentence of the tenth, the eleventh, the last sentence of the thirteenth (the first paragraph under the heading "Transition Costs Were Greater Than Original Budget") and the entire fourteenth paragraphs but including the table under the first paragraph under the heading "Results by Segment; Backlog" (the nineteenth paragraph), the thirtieth through thirty third paragraphs, as well as the three and six month financial statements and the reconciliation of as reported to as adjusted financial information appearing at the end of that press release, which appears as part of Exhibit 99.1, are filed and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.
   (a)      None
   (b)      None

   (c)      Exhibits.

         Exhibit No.       Description
         -----------       -----------
            99.1           Press release, dated September 18, 2002.

Item 9.  Regulation FD Disclosure.

         The third and fourth bullets of the second, the third and the fourth paragraphs, the last sentence of the tenth, the eleventh, the last sentence of the thirteenth paragraph, the fourteenth, and the twenty third through twenty ninth paragraphs (including the entire "Current Year Outlook: Industry Downturn Still Unfolding" and "Outlook: Next Year" sections but excluding the last four paragraphs, which are paragraphs thirty through thirty three, referring to the previously announced conference call and forward-looking statements) of the press release appearing in Exhibit 99.1 are not filed but are furnished pursuant to Regulation FD.


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


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BE AEROSPACE, INC.

                                     By: /s/ Thomas P. McCaffrey
                                        ------------------------------------
                                     Name: Thomas P. McCaffrey
                                     Title: Corporate Senior Vice President of
                                              Administration and Chief Financial
                                              Officer


Date:    September 18, 2002


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


                                  EXHIBIT INDEX



Exhibit No.        Description of Exhibits
-----------        -----------------------
99.1               Press Release, dated September 18, 2002






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